                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                    HEC Sponsor II LLC

Address of Joint Filer:                 c/o Cadwalader, Wickersham & Taft LLP
                                        200 Liberty Street
                                        New York, New York 10281

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [ HCII ]

Date of Event Requiring Statement:      2/7/2022
(Month/Day/Year):

Name of Joint Filer:                    Douglas G. Bergeron

Address of Joint Filer:                 c/o Cadwalader, Wickersham & Taft LLP
                                        200 Liberty Street
                                        New York, New York 10281

Relationship of Joint Filer to Issuer:  Chief Executive Officer and Director

Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [ HCII ]

Date of Event Requiring Statement:      2/7/2022
(Month/Day/Year):

Name of Joint Filer:                    Douglas L. Braunstein

Address of Joint Filer:                 c/o Cadwalader, Wickersham & Taft LLP
                                        200 Liberty Street
                                        New York, New York 10281

Relationship of Joint Filer to Issuer:  President, Chairman and Director

Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [ HCII ]

Date of Event Requiring Statement:      2/7/2022
(Month/Day/Year):